Exhibit 4.2

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# CLASS B COMMON CLASS B COMMON PAR VALUE $0.01 THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX Certificate Shares Number * * 000000 ****************** * * * 000000 ***************** ZQ00000000 **** 000000 **************** VERSO CORPORATION ***** 000000 *************** ****** 000000 ************** INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFIES THAT CUSIP 92531L 30 6 SEE REVERSE FOR CERTAIN DEFINITIONS is the owner of fully paid and non-assessable shares of Class B Common Stock, $0.01 par value per share, of Verso Corporation transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness theSpecimenfacsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. DATED DD-MMM-YYYY O CORPOR A COUNTERSIGNED AND REGISTERED: R S TI COMPUTERSHARE TRUST COMPANY, N.A. E CORPORATE O President and Chief Executive Officer V N TRANSFER AGENT AND REGISTRAR, DELAWARE By Secretary AUTHORIZED SIGNATURE CUSIP XXXXXX XX X Holder ID XXXXXXXXXX Insurance Value 00.1,000,000 Number of Shares 123456 DTC 12345678901234512345678 PO BOX 43004, Providence, RI 02940-3004 Certificate Numbers Num/No Denom. Total. MR A SAMPLE 1234567890/1234567890 111 DESIGNATION (IF ANY) 1234567890/1234567890 222 ADD 1 1234567890/1234567890 333 ADD 2 ADD 3 1234567890/1234567890 444 ADD 4 1234567890/1234567890 555 1234567890/1234567890 666 Total Transaction 7